UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 16, 2012
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28259	84-1516745
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

750 – 650 West Georgia Street
Vancouver, British Columbia, Canada	V6B 4N7
(Address of principal executive offices)	(Zip Code)

(604) 609-7736
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On August 12, 2009, Destiny Media Technologies, Inc. ("Destiny") was served with a statement of claim for wrongful dismissal from an employee that moved to Mexico, claiming damages of approximately $181,000 ($180,000 Canadian) plus stock options. This case was heard at a five day trial ending in the fall of 2011.

On April 16, 2012, a judgment was received in Destiny's favor. The judge found a number of reasons for dismissal with cause and dismissed the claim for wrongful dismissal in its entirety. As the successful party, the judge identified that Destiny is entitled to recover costs. The company intends to file an application to receive double costs. Neither cost award has yet been included as a receivable in Destiny's financial statements.

Following the plaintiff's move to Mexico, Destiny had held back funds to cover potential personal withholding income tax obligations to either Canada or Mexico. The judgment orders that Destiny pay one month's salary to the plaintiff, which approximates this withholding. This amount has previously been accrued in the financial statements.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	The Judgment as to Destiny Software Productions Inc. and Destiny Media Technologies Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: April 16, 2012
	By:	/s/Steven E. Vestergaard
STEVEN E. VESTERGAARD
Chief Executive Officer and President